EXHIBIT 99.1

                                    AGREEMENT

      Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Thomas Group, Inc. or any subsequent acquisitions or disposition of equity securities of Thomas Group, Inc. by any of the undersigned.

Date:  August 7, 2000

                                    HOLLYBANK INVESTMENT, L.P.


                                    By: /s/ Dorsey R. Gardner
                                        ---------------------
                                          Dorsey R. Gardner
                                          General Partner



                                    THISTLE INVESTMENT LLC

                                    By: /s/ Dorsey R. Gardner
                                        ---------------------
                                          Dorsey R. Gardner
                                          Managing Member


                                        /s/ Dorsey R. Gardner
                                        ----------------------
                                          Dorsey R. Gardner